UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2020
TRUPANION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36537	83-0480694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6100 4th Avenue S, Suite 200
Seattle, Washington 98108
(Address of principal executive offices, including zip code)

(855) 727 - 9079
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.00001 par value per share	TRUP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
On October 26, 2020, Trupanion, Inc. (the “Company”) entered into a Strategic Alliance Agreement (the “Alliance Agreement”), Stock Purchase Agreement (the “Purchase Agreement”), and Shareholder Agreement (the “Shareholder Agreement”) with Aflac Incorporated (“Aflac”). The Purchase Agreement provides for the private placement of up to 3,636,364 shares of the Company’s common stock, $0.00001 par value per share (“Shares”), at a purchase price of $55.00 per Share. The Shares will be subject to a minimum holding period of three years, as described below (the “Lock Up”). The aggregate gross proceeds are expected to be approximately $200 million with net proceeds to the Company of approximately $192.5 million, after deducting estimated placement agent fees payable by the Company (the “Transaction”). Guggenheim Securities, LLC acted as placement agent for the Transaction.
The first closing of the Transaction occurred concurrently with the execution of the Purchase Agreement on October 26, 2020, pursuant to which Aflac purchased 1,090,909 Shares. The purchase and sale of the balance of the Shares will occur in a single closing (the “Milestone Closing”) following the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), but before March 31, 2021, and subject to certain other terms and conditions set forth in the Purchase Agreement.
Alliance Agreement
The Alliance Agreement sets forth the structure for a distribution alliance between the parties (the “Alliance”). This includes (i) responsibilities of Aflac relating to brand, access and distribution, (ii) responsibilities of the Company relating to marketing, product development and middle and back office functions, (iii) the intended go-to-market approach, (iv) the economic assumptions, and (v) the intended timing. The parties have agreed to negotiate in good faith and to act reasonably with each other in order to agree on such terms as are necessary to fully implement the Alliance.
Pursuant to the Alliance Agreement, Aflac has agreed not to develop or offer any pet insurance products on its U.S. proprietary enrollment platform that would compete with the Company’s products, and the Company has agreed not to develop with a third party any worksite employee benefit regarding its pet insurance in the United States or Japan. Aflac and the Company have also agreed to work exclusively with each other to develop opportunities in Japan’s pet insurance marketplace through December 31, 2021, subject to two six-month extensions.
Purchase Agreement
The Purchase Agreement contains customary closing conditions and representations and warranties by the Company and Aflac. The Purchase Agreement also includes certain covenants of the Company applicable until the earlier of the Milestone Closing or the termination of the Purchase Agreement. Such covenants include certain restrictions on the Company’s ability, without Aflac’s consent, to (i) amend the organizational documents of the Company and its subsidiaries, (ii) redeem or repurchase Company capital stock, (iii) create new securities that represent the right to receive capital stock of the Company, (iv) issue dividends, and (v) effect a liquidation, merger or consolidation of the Company and certain of its subsidiaries.
Shareholder Agreement
Pursuant to the Shareholder Agreement, Aflac has agreed to certain standstill obligations, including to limit its ownership of Company equity to less than 10% of the outstanding shares of Company common stock and not to otherwise take certain actions that may result in a change in control of the Company, subject to certain exceptions and termination events.
The Shareholder Agreement further provides that if the Company proposes to issue any shares of common stock, subject to the exceptions and qualifications set forth in the Shareholder Agreement, Aflac has the preemptive right to purchase a number of shares that would allow Aflac to maintain its ownership percentage.
The Shareholder Agreement sets forth the Lock Up, pursuant to which Aflac will not sell or transfer any of the Shares for a period of three years, subject to certain exceptions.
The Shareholder Agreement also requires that the Company prepare and file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, covering the resale of the Shares. The Company has agreed to file such Registration Statement with the SEC by December 31, 2020 or, if the Milestone Closing occurs prior to such date, as soon as reasonably practicable following the Milestone Closing, and to keep such Registration Statement effective until Aflac no longer holds any shares of the Company’s common stock acquired in the Transaction or pursuant to its preemptive rights.
The foregoing descriptions of the Alliance Agreement, Purchase Agreement, and Shareholder Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of the Purchase Agreement, Alliance Agreement, and Shareholder Agreement, which are filed as, respectively, Exhibits 10.1, 10.2, and 10.3 hereto.

Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 above is incorporated into this Item 3.02 by reference.
The purchase and sale of the Shares is in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act and the regulations promulgated thereunder relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.
Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	10.1	Stock Purchase Agreement, dated as of October 26, 2020 by and between Trupanion, Inc. and Aflac Incorporated.
	10.2	Strategic Alliance Agreement, dated as of October 26, 2020 by and between Trupanion, Inc. and Aflac Incorporated.
	10.3	Shareholder Agreement, dated as of October 26, 2020 by and between Trupanion, Inc. and Aflac Incorporated.
	99.1	Press release dated October 29, 2020.
	104	Cover Page Interactive Data File (formatted as Inline XBRL)

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements based upon the Company’s current expectations. Forward-looking statements include, without limitation, all statements relating to (i) whether the Milestone Closing occurs, (ii) the Lock Up, (iii) the Registration Statement, and (iv) the Alliance. Forward-looking statements are subject to risks and uncertainties, and the Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of such risks and uncertainties, which include, without limitation, risks and uncertainties associated with HSR Act approval, the satisfaction of other closing conditions related to the Transaction, the ability of the parties to reach agreement on the terms necessary to fully implement the Alliance, market conditions, and other matters. There can be no assurance that the Company will be able to complete the Milestone Closing on the terms described herein or in a timely manner, if at all, or to fully implement the Alliance. You should not place undue reliance on forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUPANION, INC.

By:	/s/ Tricia Plouf
Name: Tricia Plouf
Title: Chief Financial Officer
Date: October 29, 2020